                                                                     EXHIBIT 21

                          SUBSIDIARIES OF ADVO, INC.
                           AS OF SEPTEMBER 26, 1998

                                                                PERCENT OF VOTING
 STATE OF                                                      SECURITIES OWNED AS
INCORPORATION  NAME OF SUBSIDIARY                             OF SEPTEMBER 26, 1998
-------------  ------------------                             ---------------------
 Delaware      ADVO Investment Company, Inc.                           100
 Delaware      ADVO Creative Services, Inc.                            100
 Delaware      Value Fair, Inc.                                        100
 Delaware      MBV, Inc.                                               100
 Delaware      Stighen, Inc. (formerly Marketing Force, Inc.)          100(1)
 Delaware      MailCoups, Inc.                                         100

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(1)Owned by ADVO Investment Company, Inc.